Exhibit  16.1

[Letterhead of McManus & Co. appears here]


Securities and Exchange Commission
450  5th  Street,  N.W.
Washington,  D.C.  20549


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have read the statements made by Fleetclean Systems, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A report for August 24, 2001. We agree with the statements concerning our firm in such Form 8-K.

/s/  McManus  &  Co.,  P.C.
Certified Public Accountants
Rockaway, New Jersey

August 24, 2001



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